CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): April 28, 2011

Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

 714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3 – Securities and Trading Markets
Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

Section 8 – Other Events
Item 8.01: Other Events

As disclosed in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on April 21, 2011 (the “April 21 8-K”), following our April 14, 2011 appeals hearing (the “Hearing”) before the NYSE Amex (the “Exchange”) Listing Qualifications Panel (the “Panel”), the Panel granted our request for additional time to demonstrate and regain compliance with the Exchange’s continued listing requirements.

As disclosed in the April 21 8-K, one of the conditions to regaining compliance is that we file our Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”) with the Securities and Exchange Commission on or before June 23, 2011 (the “Extension Date”).  Although we previously disclosed our inability to file the 2010 10-K by April 15, 2011, because such failure is not compliant with the listing standards set forth in Section 134 and 1101 of the Exchange’s Company Guide, the Exchange’s rules and procedures required its Staff to issue us a delinquency notice about same.  We received such letter on April 25, 2011.  However, due to the Panel’s decision, although this noncompliance once again subjects us to the delisting procedures and requirements of Section 1009 of the Company Guide, we also have until the Extension Date to regain compliance with the noted listing standards.  If we fail to regain compliance by such time, the Exchange Staff will continue with delisting proceedings.   The April 25, 2011 letter requires that we file this 8-K.

As previously disclosed we are diligently working toward filing the 2010 10-K by the middle to end of May, although we do have until the Extension Date to file same to regain compliance with the Exchange’s continued listing standards; however, there can be no assurance that we will be able to do so.

Also as required by the April 25, 2011 letter, we issued a press release disclosing receipt of the letter and such press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

/s/ Douglas MacLellan
Name: Douglas MacLellan
Title: CEO

Dated:  April 28, 2011